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                                                                   Exhibit 10.11

IBM/OEM SOFTWARE AGREEMENT

BASE AGREEMENT:  4900S10090

Thank you for doing business with IBM. The IBM OEM Software Agreement ("Agreement") describes the items that IBM provides to you to include in your Offerings. The Agreement is our complete agreement and replaces all prior oral or written communications between us regarding the transactions in the Transaction Documents.

By signing below for our companies, each of us agrees to the terms of this Base Agreement. When signed, each Transaction Document and the Case Agreement form a separate agreement between the parties. Once signed, 1) both parties agree any reproduction of the Agreement made by reliable means (for example, photocopy or facsimile) is an original unless prohibited by local law and 2) all Programs are subject to it.

Agreed to:                                                       Agreed to:

International Business Machines Corporation                      Vastera, Inc.

By:       /s/ Ron K. Owen                                        By:     /s/ Phil Balsamo
          -------------------------------------------------              ---------------------------------------------

Name:         Dominic Cavalucci                                  Name:      Philip J. Balsamo
              ---------------------------------------------                 ------------------------------------------

Title:       Contract Administrator                              Title:    CFO
             ----------------------------------------------                -------------------------------------------

Date:        3/31/2000                                           Date:     3/30/2000
             ----------------------------------------------                -------------------------------------------


IBM Address:                                                     Vastera Address

11400 Burnet Road                                                45025 Aviation Drive, Suite 200
Austin, Texas  78758                                             Dulles, VA  20166-7554
Attn:        OEM Software Contracts
             Internal Zip 4106

                                         Page 1
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IBM / OEM SOFTWARE AGREEMENT

BASE AGREEMENT: 4900S10090

-------------------------------------------------------------------------------

1        DEFINITIONS

Capitalized terms in the Agreement have the following meanings. A Transaction Document may define additional terms; however, those terms apply only to that Transaction Document.

1.1 Customer is an end user authorized to use the Offering for its intended use and not for remarketing. Customers do not include you or your Subsidiaries.

1.2      Distributors are any business articles you use to distribute Offerings.

1.3 Level 1 Service shall mean the service provided in response to the initial phone call placed by a Customer which identifies and documents an error in the Programs. This includes problem source identification assistance, problem analysis, problem resolution, installation planning information and preventive and corrective service information.

1.4 Level 2 Service shall mean the service provided to analyze or reproduce the error or to determine that the error is not reproducible. This includes problem recreation and in-depth technical analysis.

1.5 Level 3 Service is the service provided to isolate the error to a component level of the Programs. An attempt is to be made to provide an error correction or circumvention or notification that no correction or circumvention is available.

1.6 License Agreement is the applicable agreement and/or conditions of use that IBM provides you for licensing the Programs or your license agreement as specified in the Transaction Document.

1.7 Maintenance Modifications are revisions that correct errors in the Programs.

1.8 Offerings are what you market and distribute to Customers only under your company name and logo and which contain at least the Programs and the Value-Add Components.

1.9 Programs are one or more of the Programs defined below as specified in the Transaction Document:

         a) Package Programs are individual packages described in the Transaction Document which contain software media (for example CD-ROMS, diskettes and other storage mediums) and provided to you as finished goods which IBM authorizes you to package with designated Value-Add components described in the Transaction Document.

          b) Embedded Programs are the software programs described in the Transaction Document that IBM authorizes you to reproduce and install onto Hardware; and

          c) Manufactured Programs are the software programs described in the Transaction Document which IBM authorizes you to reproduce and package with designated Value-Add components described in Transaction Document.

          Programs include machine-readable instructions, machine-readable data such as a data base or multimedia production and Related Licensed Materials.

1.10 Related Licensed Materials are the Program publications that IBM generally provides for use by its customers.

1.11 Restricted License is a license to you, your Distributors and Customers which prohibits the use of the Program(s) except when used in conjunction with the Offerings. The Transaction Document will specify the Program(s) for which a Restricted License applies.

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1.12     Hardware System is a nonvolatile storage device or CPU computer system,
         Value-Add Component identified in the Transaction Document that you must include in Offerings.

1.13 Subsidiary is an entity during the time that more than 50% of its voting stock or, if no voting stock, decision-making power is owned or controlled, directly or indirectly, by another entity.

1.14 Territory is identified in the Transaction Document, except, in no event, shall Territory include prohibited countries under the applicable export laws.

1.15 Value-Add Components are the required product components identified in the Transaction Document that you must include in Offerings. Your Value-Add Components must be of higher value than the Programs.

2        AGREEMENT STRUCTURE

2.1      The Agreement consists of:

          a) this Base Agreement that defines the basic terms and conditions of our relationship; and

          b) Transaction Documents that specify the details of your purchase of Programs including the prices, Territory, Value-Add Components, replication requirements, form, and other applicable terms. Both parties accept the terms of a Transaction Document by signing it.

2.2 If there is a conflict among the terms of the documents, Transaction Document terms prevail over Base Agreement terms. Terms in your purchase orders and IBM's invoices are void unless identified otherwise in this Agreement.

3        OUR RELATIONSHIP

3.1 Each party is an independent contractor. Neither party is, nor will claim to be, a legal representative, partner, franchisee, agent or employee of the other except as specifically stated in the Agreement. Neither party will assume or create obligations for the other. Each party is responsible for the direction and compensation of its employees.

3.2 Each party may have similar agreements with others. Each party may design, develop, manufacture, acquire or market competitive products and services and conduct its business in whatever way it chooses provided there is no conflict with the Agreement. You will independently establish prices and terms of Offerings. However, your terms will include those required by the Agreement.

3.3 All information exchanged is nonconfidential. Where confidential information must be exchanged, it will be done under a signed confidentiality agreement. However, you will not disclose the terms of the Agreement to a third party except a) to your accountants, lawyers or other professional advisors under a confidentiality agreement or b) as required by law provided you get all available confidential treatment for them.

3.4 The Transaction Document will identify coordinators that represent each party and where to send all notices, which must be in writing. A party will provide notices to the other when its coordinators change.

3.5 Neither party relies on any promises, inducements, representations made by the other or expectations of more business dealings except as expressly provided in the Agreement. The parties intend the Agreement as the complete and final statement of our business agreement.

3.6 You will maintain relevant records to support invoices issued or payments made to IBM and to show you have otherwise compiled with the Agreement. For each Program licensed, these records must include the Program identification, Value-Add Component model numbers and sales and returns data. You will retain and make available records for three years from the date of the related transaction or payment. If IBM requests, you will make financial records available to an independent auditor chosen and compensated by IBM. IBM's requests will be in writing and will not occur more than once each year. The auditor will sign a confidentiality agreement and will only disclose to IBM any amounts due and payable for the period examined.

                                     Page 3
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         If an audit discovers that you underpaid IBM, you will pay the amount due plus interest. Interest accrues from the payment due date. The interest rate is the lower of 2% per month or the highest interest rate allowed by law. If you have underpaid IBM by more than 5%, you will reimburse IBM for all expenses associated with the audit.

         On IBM's request, you will provide assurances satisfactory to IBM, including substantiating documentation, showing that you have been and are in compliance with the bundling terms of the Agreement. If you are not in compliance with the Agreement, you will refund any applicable discount you received from IBM.

         IBM may also have other remedies under the law and the Agreement.

3.7 You may not assign or transfer the Agreement or your rights under it or delegate or subcontract your obligations without IBM's prior written approval. Any attempt to do so is void.

4        IBM'S RESPONSIBILITIES

4.1      For Packaged Programs, IBM will provide to you:

          a)   Programs on dates to be mutually agreed to;

          b) if applicable, the IBM Technical Support Document and Administrative Guide;

          c)   Related Licensed Materials; and

          d) service training as specified in the Transaction Document for your personnel at a location to be determined by Us. IBM is not responsible for your cost of said training or any associated expenses.

4.2 For Manufactured Programs and Embedded Programs, IBM will provide to you:

          a) one copy of master replication media of the Programs listed in the Transaction Document;

          b) installation Programs and/or instructions for the Programs, if applicable;

          c) one copy of the Programs with Maintenance Modifications, if any, released by IBM during the term of the Transaction Document;

          d) as applicable, one original copy of each Program License Agreement and the IBM Technical Support Document and Administrative Guide;

          e) Related Licensed Materials and, if applicable, specific instructions for its customization; and

          f) service training as specified in the Transaction Document of your personnel at a location to be determined by us. IBM is not responsible for your cost of said training or any associated expenses.

5        YOUR RESPONSIBILITIES

5.1      You will:

          a) ensure that all Value-Add Components listed in the Transaction Document work with the Programs before you ship your Offerings;

          b) ensure that trademarks, copyrights and other notices included in Embedded Programs continue to appear on the Program's first screen when the Customer runs the Program in the Offering;

          c)   retain all references to IBM and other notices in Programs;

          d)   include Programs with the Value-Add Components in the Offering;

          e) provide the Program code in the form provided by IBM (i.e., in object code) only as part of your Offering;

          f)   obtain Customer agreement to the License Agreement;

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          g)   distribute a copy of the License Agreement, Related Licensed
               Materials and marketing materials identified in the Transaction Documents with your Offering;

          h) not internally use Programs other than a reasonable quantity (in no event more than 20 copies) necessary for you to perform your responsibilities under this Agreement;

          i) ensure that your employees comply with this Agreement and the License Agreement for Programs they are authorized to use internally; and

          j) incorporate Maintenance Modifications on all Embedded Programs in a commercially reasonable time period after receipt by you from IBM but in no event later than 90 days after such receipt.

          You will not:

          a) reverse assemble, reverse compile or translate the Program code except as permitted by law without the possibility of contractual waiver;

          b) rent, lease, assign or otherwise transfer the Programs, or any copy of them; or

          c)   modify, translate, patch, alter or otherwise change the Programs.

5.2 Your Distributor agreements for Offerings will be consistent with your obligations under the Agreement. You will ensure that your Distributors conduct their business in a way that does not conflict with these obligations. You will contractually require your Distributors to the following:

          a)   Programs will not be sold unbundled from Value-Add Components;

          b) If the programs are sold unbundled, the Distributor is liable to you for the full retail price as established by IBM plus the cost of collection;

          c)   the Distributor must maintain proof of bundled sale for 3 years;

          d) Program licensors will have the right to audit or access your records to demonstrate compliance for 3 years from the date of execution of a Transaction Document;

          e) sales may be suspended and products recalled by you if the Distributor is in breach (in addition to other legal remedies);

          f) the Distributor's rights and licenses are limited to the Territory;

          g) the Distributor will not reverse assemble, reverse compile or translate the Program code except as permitted by law without the possibility of contractual waiver; and

          h) if the Distributor sells to another distributor, it must bind that distributor to the terms of this paragraph.

5.3 For all Package Programs licensed under the terms of the License Agreement provided by IBM, you will accept returned Programs with the Value-Add Components from your Customers and refund the amount paid for
         (i) defective Package Programs returned to you under the terms of its warranty; (ii) Package Programs returned when the Customer does not accept the terms of the License Agreement. You are responsible for ensuring that your Distributors provide Customer refunds accordingly. For each return (or disposal at IBM's request), IBM will give you a credit for the amount you paid for the Package Program.

5.4 In the event IBM determines that a Distributor has breached the terms of its Distributor agreement, IBM may require you to, and you will, suspend further sales to and recall Programs from the offending Distributor at your expense.

5.5 You will promptly suspend distribution of Programs, and you will notify your Distributor to promptly suspend Program sales to countries IBM or its licensors identify from time to time as not having sufficient copyright protection.

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5.6      You will educate and instruct, both formally and informally, your sales force and Distributors on relevant terms of this Agreement, including the requirement that Programs may only be licensed when bundled with Offerings.

5.7 You will market Offerings in a manner which does not enable the Distributor or Customer to determine a separate cost or price for the Programs alone.

5.8 On request, you will provide IBM with reasonable access to Offerings for IBM's review to determine compliance with the Agreement.

6        ORDERS AND PAYMENT

6.1 You will order Packaged Programs by issuing a written purchase order which identifies internal use quantities and includes the information specified in the Transaction Document. You will place purchase orders for Package Programs before you include them in Offerings. You will pay IBM, as Subsidiary or its or their designee for Package Programs within thirty (30) days after receiving an invoice.

6.2 For Embedded Programs or Manufactured Programs, you shall provide to IBM, within fifteen (15) days after the conclusion of each month, a monthly accounting, and payment based on such accounting, of all payments accruing to IBM for all copies of Products distributed externally or installed internally during such month by you or your Distributors. You shall send a copy of such accounting to OEM Administration, and with payments to:

         International Business Machines Corporation
         Branch Office JWQ
         Internal Zip 261
         150 Kettletown Road
         Southbury, CT  06488
         Attention:  OEM Administration

         Each such accounting shall include a statement summarizing for the preceding month and for each country in the Territory, the following:
         (i) the number of copies of the Programs distributed externally or installed internally; (ii) total revenue for such Programs so placed; and (iii) an explanation of how the payment was calculated.

6.3 Except as provided in Section 10.2, the price you pay for Programs is specified in the Transaction Document. All payment will be made in U.S. dollars. If you do not pay in the time period specified by the Agreement, in addition to other remedies available to IBM, you will be invoiced for, and you will pay, interest on late payments at a rate of the lower of 2% per month or the highest interest rate allowed by law. If you have not ordered Package Programs or paid for Embedded Programs or Manufactured Programs for the total committed volume of Programs specified in the Transaction Document by forty-five (45) days prior to the end of each term IBM may invoice you for the remaining balance. If you make timely payments on the invoice, your license rights will continue as provided in this Agreement. You will pay IBM, its Subsidiary or its or their designee within thirty (30) days after receiving this invoice.

6.4 You will pay amounts equal to any applicable taxes resulting form any transaction under the Agreement unless you can show that you are exempt. This does not include taxes based on IBM's net income. You are responsible for personal property taxes for each Package Program from the date IBM delivers it to the carrier. You will pay any import or export duties or tariffs resulting form the shipment, import or export of any Offerings.

         If you are exempt, you will provide IBM with valid reseller-exemption documentation (or equivalent) for each applicable taxing jurisdiction to which IBM ships Programs before placing any purchase orders. Otherwise, IBM may charge you all applicable taxes and duties. You will promptly provide IBM notice if this documentation is revoked or modified. You are liable for any claims or assessments that result from any taxing jurisdiction refusing to recognize your exemption. You are responsible for any applicable taxes and duties on Programs you use internally.

         In the event income taxes are required to be withheld by any non-U.S. government from any payments required under the Agreement, you may deduct such taxes from the amount owed IBM and pay them to the appropriate tax

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          authority. You will promptly deliver to IBM an official receipt for any such taxes withheld or other documents necessary to enable IBM to claim a USA Foreign Tax Credit. You will make certain that any taxes withheld are minimized to the extent permitted by the applicable law.

6.5 IBM may withdraw Programs either on a temporary or permanent basis. If the withdrawal is based on an infringement claim or a significant Program defect, you will suspend further distribution of Programs. For other withdrawals, you and your Distributors will only distribute copies that IBM has previously authorized before the date of withdrawal. IBM will use commercially reasonable efforts to provide you notice at least 60 days before a permanent withdrawal and provide you with as much notice as possible for temporary withdrawals.

6.6 IBM may require you to establish an irrevocable letter of credit in favor of IBM or to prepay for Programs if you do not comply with your payment obligations.

7        INTELLECTUAL PROPERTY AND GRANTS

7.1 IBM provides Programs with limited and restricted rights for U.S. Government users.

7.2 Each party keeps title to its copyrights, patents and any other intellectual property rights in the materials in your Offerings. IBM does not transfer title to the copyright in Programs to you.

7.3 IBM will notify you in written guidelines of the IBM, IBM Subsidiary and its and their licensor trademarks or service marks (Trademarks) which you are authorized to use. You may not modify the Trademarks in any way.

7.4      You may use Trademarks only:

          a)   in conjunction with the authorized sale of all Offerings; and

          b)   as determined in the written guidelines provided to you.

          The royalty normally associated with the non-exclusive use of the Trademarks will be waived provided they are used only in conjunction with the sale of Offerings.

          You agree to promptly modify any advertising or promotional materials that do not comply with the guidelines. If you receive any complaints about your use of a Trademark, you agree to promptly notify us. When the Agreement ends, you agree to promptly stop using applicable Trademarks. If you do not, you agree to pay any expenses and fees we incur in getting you to stop.

          Trademarks and any goodwill recurring from them, belong to their respective owners.

7.5 For Embedded Programs, IBM grants you (and not your Distributors) a nontransferable, nonexclusive copyright license to install each Embedded Program onto the specified Hardware Value-Add Component. IBM grants you (and not your Distributors) a nontransferable, nonexclusive copyright license to copy Related Licensed Materials associated with the Embedded Program for inclusion in your Offerings. These licenses extend to Embedded Programs which include Maintenance Modifications, if any.

7.6 For Manufactured Programs, IBM grants you (and not your Distributors) a nontransferable, nonexclusive copyright license to copy each Manufactured Program for inclusion in your Offering. IBM grants you (and not your Distributors) a nontransferable, nonexclusive copyright license to copy Related Licensed Materials associated with the Manufacturer Programs for inclusion in your Offerings. These licenses extend to Manufactured Programs, which include Maintenance Modifications, if any.

7.7 IBM grants you a nontransferable, nonexclusive copyright license for you to distribute copies of the Programs with the Value-Add to Customers only as part of Offerings directly or through your Distributors and as specified in this Agreement. This license extends to Programs which include Maintenance Modifications, if any.

7.8 Except, as expressly provided in this Agreement or a separate agreement, IBM does not grant you, your Distributors or Customers

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          any rights or licenses under IBM's patents, copyrights, trademarks or other intellectual property rights, or to prepare derivative works of the Program.

7.9      Your rights and licenses to the Programs are limited to the Territory.

8        WARRANTY

8.1 All warranties that each party provides under the Agreement are solely for the other party's benefit. You may not transfer or assign any of these warranties.

8.2      Each party warrants to the other that:

          a) It has the necessary expertise, capabilities and resources to perform all its obligations under the Agreement; and

          b) It is not under and will not assume any contractual obligation that conflicts with its obligations of the rights granted in the Agreement.

8.3 Except for Programs, you warrant that you have the rights and licenses needed to develop Offerings and transfer them to your Distributors and Customers.

8.4 The only warranties and indemnities provided for Programs are those granted to Customers in the License Agreement.

8.5 IBM DOES NOT WARRANT TO YOU THAT THE PROGRAMS OR YOUR OFFERINGS WILL MEET THE REQUIREMENTS OF YOU, YOUR DISTRIBUTORS OR CUSTOMERS, OR THAT THEIR OPERATION WILL BE UNINTERRUPTED OR ERROR FREE. EXCEPT AS EXPRESSLY PROVIDED IN THE AGREEMENT, IBM PROVIDES THE PROGRAMS TO YOU "AS IS" WITHOUT WARRANTY. IBM DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF NONINFRINGEMENT, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE.

8.6 You will not make any representations or warranties about IBM or the Programs other than those authorized by IBM.

9        INDEMNIFICATION

9.1 If a third party claims that Programs as furnished by IBM infringes a patent or copyright in a Territory, IBM will indemnify you against that claim at IBM's expense.

9.2 If an infringement claim appears likely or is made about a Program in your possession, you will let IBM:

          a)   modify or replace it ; or

          b) obtain the necessary rights for you to continue to market and use the Program.

          If IBM concludes that none of these alternatives is reasonably available, you will return or destroy the Programs on IBM's written request. IBM will reimburse you for the price you paid IBM for Programs in your possession. This is IBM's entire obligation to you for these claims.

9.3 If a third party makes a claim against IBM based on your representations not authorized by IBM, your Offerings or warranties, you will indemnify IBM against that claim at your expense.

9.4 The indemnifying party will pay any settlement amounts it authorizes and all costs, damages and attorneys' fees that a court finally awards if the other party:

          a) promptly provides the indemnifying party with written notice of the claim; and

          b) allows the indemnifying party to control and cooperates with it in the defense of the claim and settlement negotiations.

          The other party may participate in the proceedings at its option and expense.

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10       LIMITATION OF LIABILITY

10.1 Circumstances may arise where, because of a breach or other liability, one party may recover damages from the other. Regardless of the type of claim, the following terms apply.

10.2     Each party is only responsible for:

          a)   payments referred to in INDEMNIFICATION; and

          b) the amount of any other actual loss or damage, up to the greater of $100,000 or the charges for the programs that are the subject at the claim. This limitation does not apply in payments due under the Agreement.

         Notwithstanding any terms to the contrary in the Agreement, in the event You or your Distributors fail to comply with the packaging and retailing obligations required by the Agreement, you are also liable to IBM (in addition to other remedies available to IBM) for the full retail price as established by IBM plus the cost of collection for all Programs you cannot prove were licensed in an authorized bundled Offering.

10.3 IBM is also responsible for bodily injury (including death) and damage to real property or tangible personal property caused by the Programs as provided by IBM. You are also responsible for bodily injury (including death) and damage to real property or tangible personal property caused by your Offerings. IBM is not responsible for damages arising from or related to the use of the Programs outside of the Territory.

10.4 Neither party is liable to the other for economic consequential damages (including lost profits or savings) or incidental damages, even if informed that they may occur. Under no circumstances will IBM indemnify you or be liable for any of the following:

          a) third party claims against you for losses or damages other than these described in INDEMNIFICATION;

          b)   loss of, or damage to, any records or data;

          c)   testing, safety or performance of your Offerings;

          d) the use of a Program in other than its specified operating environment;

          e) the combination, operation or use of Program with any other program, product, data or apparatus;

          f)   infringement by a non-IBM branded Program alone; or

          g) the use of Programs for medical applications or with nuclear materials or other hazardous activities.

          Terms in INDEMNIFICATION and LIMITATION OF LIABILITY are subject to this subpart.

11       TERM AND TERMINATION

11.1 Each Transaction Document will specify the term of a particular transaction.

11.2     Either party may terminate this Base Agreement or a Transaction
         Document:

          a)   on sixty (60) days' written notice without cause;

          b) on thirty (30) days' written notice for breach, provided that such termination shall not be effective if the breach is cured within the notice period; or

          c)   on written notice if the other party;

               1) becomes insolvent or is the subject of any legal insolvency proceedings;

               2)   transfers 50% or more of its assets to another organization;
                    or

               3) acts or fails to act in a way that is so serious as to warrant immediate termination, including but not limited to, unauthorized sale of Programs, sales of Programs other than when bundled with Value-Add

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                    Components, or violation of intellectual property rights.

11.3 Unless IBM has terminated the Agreement for breach, when your rights and licenses terminate or expire, you and your Distributors may:

          a) fill applicable orders received before the termination or expiration;

          b) fill new orders for up to three months to distribute existing inventory; and

          c) keep one archival copy of the applicable Program and Related Licensed Material. You must destroy all other copies.

11.4 Termination or expiration of the Agreement or any Transaction Document does not affect previously granted paid-up licenses to Customers or any rights or licenses granted to you under any other Agreements. Any terms of the Agreement that, by their nature, extend beyond termination or expiration (for example, Orders and Payment, Intellectual Property, Indemnification, Limitation of Liability and Term and Termination) will survive. These forms will apply to either party's successors and assigns.

12       ADVERTISING AND MARKETING

12.1 Neither party will issue press releases or other publicity regarding the Agreement or our relationship under it without the prior written approval of the other party.

12.2 A Transaction Document will state if a Marketing Review Board (MRB) applies. In the event a MRB applies, you will comply with the obligations specified in the Transaction Document. MRB is an IBM established marketing review board, comprised of representatives of IBM and its licensors, which determines product packaging and promotional material requirements for Programs.

13       GENERAL

13.1 Each party will comply with all applicable laws and regulations at its expense. This includes all export and import laws and regulations. You will not provide Programs, Offerings or technical data to countries or individuals if prohibited by law or regulation.

13.2 If any provision of the Agreement is unenforceable at law, the rest of the provisions remain in effect. The headings in the Agreement are for reference only. They will not affect the meaning or interpretation of the Agreement.

13.3 Neither party will bring a legal action against the other more than two years after the cause of action arose. This does not apply to actions brought to enforce intellectual property rights or obligations under INDEMNIFICATION and LIMITATION OF LIABILITY. Both parties will act n good faith to resolve disputes. Each party waives its rights to a jury trial in any resulting litigation. Litigation will only be commenced in the State of New York.

13.4 Except as specifically provided in the Agreement, for a change to the Agreement to be valid, both parties must sign it. No approval, consent or waiver will be enforceable unless signed by the granting party. Failure to insist on strict performance or to exercise a right when entitled does not prevent party from doing so later for that breach or a future one.

13.5 The substantive laws of the State of New York govern the Agreement. The United Nations' Convention on International Sales of Goods does not apply.

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IBM OEM SOFTWARE AGREEMENT:  4900S10090

TRANSACTION DOCUMENT NUMBER 01

Thank you for doing business with IBM. This is a Transaction Document under the IBM OEM Software Agreement No. 4900S10090 ("Agreement"). This Transaction Document becomes effective when signed by both parties.

By signing below for our companies, each of us agrees to the terms of this Transaction Document. Once signed, 1) both parties agree any reproduction of the Agreement made by reliable means (for example, photocopy or facsimile) is an original unless prohibited by local law and 2) all Programs are subject to it.

Agreed to:                                                       Agreed to:
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International Business Machines Corporation                      Vastera, Inc.

By:       /s/ Ron K. Owen                                        By:     /s/ Phil Balsamo
          -------------------------------------------------              ---------------------------------------------

Name:         Dominic Cavalucci                                  Name:      Phil Balsamo
              ---------------------------------------------                 ------------------------------------------

Title:       Contract Administrator                              Title:    Chief Financial Officer
             ----------------------------------------------                -------------------------------------------


Date:        3/31/2000                                           Date:     3/30/2000
             ----------------------------------------------                -------------------------------------------


IBM Address:                                                     Vastera, Inc.

11400 Burnet Road                                                45025 Aviation Drive, Suite 200
Austin, Texas  78758                                             Dulles, VA  20166
Attn:        OEM Software Contracts
             Internal Zip 4106
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IBM OEM SOFTWARE AGREEMENT

TRANSACTION DOCUMENT NUMBER 01

1.       PROGRAMS(S)/PRICES: You will pay IBM the applicable amount identified below for the following Programs(s) that you distribute. For the purposes of this Agreement, these are Restricted Programs.
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          ------------------- --------------------------------------------------------- -----------------
             PART NUMBER                            DESCRIPTION                         OEM PRICE
                                                                                        ($US)

          ------------------- --------------------------------------------------------- -----------------
               11K5440        WebSphere Advanced Edition                                    $2,826/
                                                                                           Processor
          ------------------- --------------------------------------------------------- -----------------
               11K8443        WebSphere Performance Pack                                     $2,800
          ------------------- --------------------------------------------------------- -----------------
               41L1877        MQSI                                                          $19,250/
                                                                                         Capacity Unit
          ------------------- --------------------------------------------------------- -----------------
               11K7574        SecureWay LDAP Directory                                       $273/
                                                                                             Server
          ------------------- --------------------------------------------------------- -----------------
               04L2948        MQSeries V5 CU "OEM 1 Pack" HP-UX, NT, Solaris,             $525/Capacity
                              AIX OS/2                                                        Unit
          ------------------- --------------------------------------------------------- -----------------
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         Vastera, Inc. may ship up to 18 copies of MQSI over the term of this agreement, Programs above include features and components as listed in the product announcement letters provided to Vastera.

2.       OFFERINGS:

          --------------------------------- -----------------------------------
                         VENDOR                       PRODUCT DESCRIPTION
          --------------------------------- -----------------------------------
                       Vastera, Inc.                 Vastera Applications
          --------------------------------- -----------------------------------

3.       RESTATED LICENSED MATERIALS WHICH MUST BE INCLUDED IN OFFERINGS:

         a)    Related Licensed Materials are included in Package Programs.

         b) Related Licensed Materials will be included in your Offering in the appropriate languages and with the appropriate terms for the geography's in which it will be distributed.

4. Territory is worldwide with the exception of any country specified as a prohibited destination in applicable federal, state and local laws, regulations and ordinances, including the Regulations of the U.S. Department of Commerce and/or the U.S. State Department, without first obtaining any requisite U.S. government approval. For your information, current prohibited countries include Afghanistan, Cuba, Iran, Iraq, Libya, North Korea, Serbia, Sudan and Syria (for encrypted products). In addition, the following countries are excluded from the Territory:
         Abu Dhabi, Algeria, Bahrain, Belize, Costa Rica, Dominican Republic, Dubai, El Salvador, Guatemala, Haiti, Honduras, India, Indonesia, Kuwait, Malaysia, Nicaragua, Oman, Panama, Qatar, Saudi Arabia, and Tunisia.

5. TERM: The term of this Transaction Document will be six (6) years from the date the last party executes it and will be automatically renewable for an additional one (1) year term unless notice of termination is provided at least thirty (30) days prior to such renewal date. However, in the event you do not make the payment specified for the Programs, such renewal is contingent upon your and IBM agreement to revised terms for the Programs.

6. TECHNICAL SUPPORT: You or your Distributors will provide Level 1 Service and Level 2 Service to Customers. You will include with your Offerings a conspicuous description of Level 1 and Level 2 Service and the method and means the Customer shall use to contact your Level 1 and Level 2 Service. IBM will

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         provide Level 3 Service to you during the time that such service is available to all other IBM customers of the IBM Product.

7. COORDINATORS: The following contact coordinators are authorized to receive notices under this Transaction Document and the Base Agreement:

         Contract Coordinators:

FOR IBM:                                            FOR YOU:
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
     Name:          Dominic Cavalucci          Name:         Phil Balsamo
     Company:       IBM                        Company:      Vastera, Inc.
     Address:       11400 Burnet Road          Address:      45025 Aviation Drive
                    Austin, TX 78758                         Suite 200
                                                             Dulles, VA 20166
     Telephone:     512-823-8664               Telephone:    703-661-9006
     Fax:           512-823-8712               Fax:          703-742-4580

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8.       PAYMENTS:

          a)    Upon signature of this agreement, IBM will bill you as follows:

         Initial purchase will be $350,000 for Programs as specified below distributed with your Offerings. The payment is due on March 28, 2000.
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
                                           PRODUCT                                     AMOUNT

                   WebSphere Advanced Edition or Performance Pack                    $162,250
                   SecuredWay LDAP Directory                                         $120,750
                   MQSI                                                              $ 77,000

                                                                            Total    $350,000

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         b)     For calendar years 2001 thru 2005 you will pay IBM 5% of booked product revenue shipped with IBM content, per year, due 30 days after the end of each calendar quarter. Booked product revenue will not include consulting revenue. If outsourcing revenue includes IBM content obtained under this agreement, then the 5% payment shall apply to product related outsourcing revenue.

9.       Your payments should be submitted to the following address:

                         IBM Branch Office JWQ
                         Accounts Receivable - Internal Zip 291
                         150 Kettletown Road
                         Southbury, CT

10.      RECONCILIATION:

         At the end of each calendar year, you will report the number of Program licenses shipped by specific product.

11.      MISCELLANEOUS TERMS/CONDITIONS:

         a)     Price includes license only and level 3 support only.

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         b)     No product returns are allowed.

         c) The license granted to you is a "Restricted License" for the products listed above which means they can only be used in conjunction with your product as listed in Section 2 above.

         d)     Upgrade Protection is included for all Programs.

         e) Vastera will be included in the WebSphere MP-UX beta program and provided standard technical support associated with the beta program. On-site support may be provided as mutually agreed.

         f) The Secureway LDAP Directory includes a restricted use D82 license for use only with the LDAP Directory. There is not support planned for Oracle or SQL Server by the LDAP Directory.

         g) Vastera may use up to twelve licenses of each product listed in item #1 above for development and testing purposes only, on any supported platform, at no additional cost.

         h) The quantity of MQSeries Capacity Units which must be purchased for each system is as follows: For Intel, OEM must purchase (2) capacity units for each Intel license. For Unix, OEM must purchase four (4) capacity units for each Unix license. For Digital, OEM must purchase (4) capactiy units for each Digital license. For AS/400, OEM must purchase (2) capacity units for each AS/400.


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IBM/OEM SOFTWARE AGREEMENT

BASE AGREEMENT:  4900S10090

Thank you for doing business with IBM. The IBM OEM Software Agreement ("Agreement") describes the items that IBM provides to you to include in your Offerings. The Agreement is our complete agreement and replaces all prior oral or written communications between us regarding the transactions in the Transaction Documents.

By signing below for our companies, each of us agrees to the terms of this Base Agreement. When signed, each Transaction Document and the Case Agreement form a separate agreement between the parties. Once signed, 1) both parties agree any reproduction of the Agreement made by reliable means (for example, photocopy or facsimile) is an original unless prohibited by local law and 2) all Programs are subject to it.

Agreed to:                                                       Agreed to:
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

International Business Machines Corporation                      Vastera, Inc.

By:       /s/ Ron K. Owen                                        By:     /s/ Phil Balsamo
          -------------------------------------------------              ---------------------------------------------

Name:         Dominic Cavalucci                                  Name:      Philip J. Balsamo
              ---------------------------------------------                 ------------------------------------------

Title:       Contract Administrator                              Title:    CFO
             ----------------------------------------------                -------------------------------------------

Date:        3/31/2000                                           Date:     3/30/2000
             ----------------------------------------------                -------------------------------------------


IBM Address:                                                     Vastera Address

11400 Burnet Road                                                45025 Aviation Drive, Suite 200
Austin, Texas  78758                                             Dulles, VA  20166-7554
Attn:        OEM Software Contracts
             Internal Zip 4106
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